Exhibit 1.1

Armada Hoffler Properties, Inc.

Common Stock
($0.01 par value per share)

6.75% Series A Cumulative Redeemable Perpetual Preferred Stock

($0.01 par value per share)

AMENDMENT NO. 3 TO

ATM EQUITY OFFERING SALES AGREEMENT

May 10, 2024

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Regions Securities LLC

615 South College Street, Suite 600

Charlotte, North Carolina 28202

Stifel, Nicolaus & Company, Incorporated

501 North Broadway, 10th Floor

Saint Louis, Missouri 63102

TD Securities (USA) LLC

1 Vanderbilt Avenue, 11th Floor

New York, NY 10017

As Agents

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Barclays Bank PLC

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Regions Securities LLC

615 South College Street, Suite 600

Charlotte, North Carolina 28202

Stifel, Nicolaus & Company, Incorporated

501 North Broadway, 10th Floor

Saint Louis, Missouri 63102

The Toronto-Dominion Bank

c/o TD Securities (USA) LLC

1 Vanderbilt Avenue, 11th Floor

New York, NY 10017

As Forward Purchasers

Ladies and Gentlemen:

Reference is made to the ATM Equity Offering Sales Agreement, dated as of March 10, 2020, as amended by Amendment No. 1 to ATM Equity Offering Sales Agreement, dated as of February 28, 2023, and Amendment No. 2 to ATM Equity Offering Sales Agreement, dated as of August 10, 2023 (the “Agreement”), by and among Armada Hoffler Properties, Inc., a Maryland corporation (the “Company”), and Armada Hoffler, L.P., a Virginia limited partnership (the “Operating Partnership”), and each of Jefferies LLC, Barclays Capital Inc., Robert W. Baird & Co. Incorporated, Regions Securities LLC and Stifel, Nicolaus & Company, Incorporated, as sales agent, forward seller and/or principal, and Jefferies LLC, Barclays Bank PLC, Robert W. Baird & Co. Incorporated, Regions Securities LLC and Stifel, Nicolaus & Company, Incorporated, as Forward Purchaser (together with the Company and the Operating Partnership, the “Original Parties”) related to the issuance and sale of the Company’s common stock, par value $0.01 per share, and the Company’s 6.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share, pursuant to the terms thereof. Unless otherwise specified herein, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

In connection with the foregoing, the Original Parties, TD Securities (USA) LLC and The Toronto-Dominion Bank wish to amend the Agreement through this Amendment No. 3 to ATM Equity Offering Sales Agreement (this “Amendment”) to (i) add TD Securities (USA) LLC as a sales agent, forward seller and/or principal, as the case may be, and The Toronto-Dominion Bank as a forward purchaser under the Agreement and (ii) make certain other changes to the Agreement, in each case with effect on and after the date hereof (the “Effective Date”).

SECTION 1. Representation and Warranty. Each of the Company and the Operating Partnership, jointly and severally, represents and warrants to each Agent and Forward Purchaser that this Amendment has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and the Operating Partnership.

SECTION 2. Amendments to the Agreement and Other Agreements. The Original Parties, TD Securities (USA) LLC and The Toronto-Dominion Bank agree, from and after the Effective Date, that:

(a)	As of the date hereof, (i) each of TD Securities (USA) LLC and The Toronto-Dominion Bank is hereby added as a party to the Agreement, and (ii) TD Securities (USA) LLC is hereby included within the defined term “Agents,” and The Toronto-Dominion Bank is hereby included within the defined term “Forward Purchasers,” for all purposes hereunder (including, for the avoidance of doubt, with respect to Sections 1 and 7 of this Amendment) and under the Agreement.

(b)	The first sentence of the first paragraph of the Agreement is hereby amended and restated in its entirety to read as follows:

Each of Armada Hoffler Properties, Inc., a Maryland corporation (the “Company”), and Armada Hoffler, L.P., a Virginia limited partnership (the “Operating Partnership” and, together with the Company, the “Transaction Entities”), confirms its agreement with (i) each of Jefferies LLC, Barclays Capital Inc., Robert W. Baird & Co. Incorporated, Regions Securities LLC, Stifel, Nicolaus & Company, Incorporated and TD Securities (USA) LLC as sales agent, forward seller and/or principal (in any such capacity, each, an “Agent,” and collectively, the “Agents”), and (ii) Jefferies LLC, Barclays Bank PLC, Robert W. Baird & Co. Incorporated, Regions Securities LLC, Stifel, Nicolaus & Company, Incorporated and The Toronto-Dominion Bank (in such capacities, each a “Forward Purchaser” and collectively, the “Forward Purchasers”) on the terms set forth in this ATM Equity Offering Sales Agreement (the “Agreement”).

(c)	The first sentence of the fourth paragraph of the Agreement is hereby amended and restated in its entirety to read as follows:

The Company proposes to (i) issue, offer and sell shares (any such shares, “Common Primary Shares”) of its common stock, $0.01 par value per share (the “Common Stock”), from time to time to or through any Agent, acting as sales agent for the Company and/or acting as principal, (ii) issue, offer and sell shares of its 6.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share, (the “Series A Preferred Stock,” and, together with the Common Primary Shares, the “Primary Shares”) through any Agent (other than TD Securities (USA) LLC, which shall not be considered an Agent with respect to the sales of any Series A Preferred Stock; provided that nothing herein shall limit the right of TD Securities (USA) LLC to indemnification by the Transaction Entities and other benefits pursuant to Sections 6 and 7), acting as sales agent for the Company and/or acting as principal, and (iii) instruct any Agent, acting as forward seller, to offer and sell borrowed shares of Common Stock (any such shares, “Forward Hedge Shares,” and together with the Primary Shares, the “Shares”), in each case, on the terms and subject to the conditions set forth in this Agreement, any Confirmation and any Terms Agreement, as applicable.

(d)	Section 1(zz) of the Agreement is hereby amended and restated in its entirety to read as follows:

Money Laundering Laws and OFAC. The operations of the Transaction Entities and the Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations promulgated thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Transaction Entities or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Transaction Entities, threatened. None of the Transaction Entities, the Subsidiaries or, to the knowledge of the Transaction Entities, any director, officer, agent, employee, affiliate or person acting on behalf of the Transaction Entities or the Subsidiaries is currently subject to any U.S. sanctions (“Sanctions”) administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering and sale of the Shares or from the settlement of any Confirmation, as the case may be, or lend, contribute or otherwise make available such proceeds to the Operating Partnership, any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC. For the past ten years, the Transaction Entities and the Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions prohibited by Sanctions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any country or territory that is the subject or the target of Sanctions.

(e)	The following sentence is hereby added to the end of Section 2(a)(i):

Notwithstanding any other provision of this Agreement, under no circumstances will TD Securities (USA) LLC have any obligation to sell any of the Company’s Series A Preferred Stock or act as principal with respect to the sale of any of the Company’s Series A Preferred Stock.

(f)	The first sentence of section 2(g) is hereby amended and restated in its entirety to read as follows:

Each Settlement Date will occur on the second business day that is also a Trading Day following the trade date on which such sales are made, unless an earlier day is (i) required by applicable law or rules and regulations or (ii) industry practice for regular-way trading, and unless another date shall be agreed to in writing by the Company and the applicable Agent.

(g)	The following sentence is hereby added to the end of Section 6(a):

In addition, and notwithstanding any other provision of this Agreement, under no circumstances will TD Securities (USA) LLC have any liability under this Section 6 for any loss, liability, claim, damage or expense arising out of the sale of the Company’s Series A Preferred Stock through or to the other Agents pursuant to the terms of this Agreement except for a loss, liability, claim, damage or expense with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Company by TD Securities (USA) LLC in writing expressly for use therein.

(h)	Section 10(a) is hereby amended and restated in its entirety to read as follows:

Notices to the Agents shall be directed to them at: c/o Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: General Counsel; c/o Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Facsimile: (646) 834-8133; c/o Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Syndicate Department, Facsimile: (414) 298-7474, with a copy to the Legal Department; c/o Regions Securities LLC, 615 South College Street, Suite 600, Charlotte, North Carolina 28202, Attention: ECM Team, with a copy to ECMDesk@regions.com; c/o Stifel, Nicolaus & Company, Incorporated, One South Street, 15th Floor, Baltimore, MD 21202, Attention: Syndicate Department, Facsimile: (443) 224-1273; TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, NY 10017, Attn: Equity Capital Markets, Email: TDS_ATM@tdsecurities.com; and in each case with a copy also to Goodwin Procter LLP, 100 Northern Avenue, Boston, Massachusetts, Facsimile: (617) 523-1231, Attention: Scott C. Chase, Esq.

(i)	Section 10(b) is hereby amended and restated in its entirety to read as follows:

Notices to the Forward Purchasers shall be directed to: c/o Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: General Counsel, with copies to CorpEqDeriv@jefferies.com and SETG-US@jefferies.com; c/o Barclays Capital Inc. 745 Seventh Avenue, New York, NY 10019, Attention: Ilya Blanter, Email: ilya.blanter@barclays.com; c/o Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Syndicate Department, Facsimile: (414) 298-7474, with a copy to the Legal Department; c/o Regions Securities LLC, 615 South College Street, Suite 600, Charlotte, North Carolina 28202, Attention: ECM Team, with a copy to ECMDesk@regions.com; c/o Stifel, Nicolaus & Company, Incorporated One South Street, 15th Floor, Baltimore, MD 21202, Attention: Syndicate Department, Facsimile: (443) 224-1273; The Toronto-Dominion Bank, c/o TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, NY 10017, Attn: Global Equity Derivatives, Phone: (212) 827-7306, Email: TDUSA-GEDUSInvestorSolutionSales@tdsecurities.com; michael.murphy3@tdsecurities.com; adriano.pierroz@tdsecurities.com and ryan.eurick@tdsecurities.com; and with a copy also to Goodwin Procter LLP, 100 Northern Avenue, Boston, Massachusetts, Facsimile: (617) 523-1231, Attention: Scott C. Chase, Esq.

SECTION 3. Obligations Binding upon New Parties to the Agreement. Except to the extent otherwise provided in this Amendment, TD Securities (USA) LLC and The Toronto-Dominion Bank shall be considered an Agent and a Forward Purchaser, respectively, under the Agreement and shall be subject to the obligations and entitled to the benefits thereof to the same extent as if they were a party to the Agreement in such capacities from and after the date hereof.

SECTION 4. No Other Amendments; References to Agreements. This Amendment and the Agreement as amended hereby contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. Except as set forth in this Amendment, all other terms and provisions of the Agreement shall continue in full force and effect. All references to the Agreement in the Agreement or in any other document executed or delivered in connection therewith shall, from the date hereof, be deemed a reference to the Agreement as amended by this Amendment. Notwithstanding anything to the contrary contained herein, this Amendment shall not have any effect on offerings or sales of Shares prior to the Effective Date or on the terms of the Agreement, and the rights and obligations of the parties thereunder, insofar as they relate to such offerings or sales, including, without limitation, the representations, warranties and agreements (including the indemnification and contribution provisions), as well as the definitions of “Agent” and “Forward Purchaser” contained in the Agreement.

SECTION 5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Amendment.

SECTION 6. GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 7. Consent to Jurisdiction; Waiver of Immunity. Each of the Transaction Entities, the Agents and the Forward Purchasers agree that any legal suit, action or proceeding arising out of or based upon this Amendment or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submit to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court, as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to a party’s address set forth in Section 10 of the Agreement shall be effective service of process upon such party for any suit, action or proceeding brought in any Specified Court. Each of the Transaction Entities, the Agents and the Forward Purchasers irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

SECTION 8. Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 9. Successors and Assigns. This Amendment shall be binding upon each party hereto and their successors and assigns and any successor or assign of any substantial portion of the party’s respective businesses and/or assets.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the parties hereto in accordance with its terms.

Very truly yours,

Armada Hoffler Properties, Inc.

By:	/s/ Louis S. Haddad
Name: Louis S. Haddad
Title: President and Chief Executive Officer

Armada Hoffler, L.P.

By:	Armada Hoffler Properties, Inc., its general partner

By:	/s/ Louis S. Haddad
Name: Louis S. Haddad
Title: President and Chief Executive Officer

[Signature Page to Amendment No. 3 to Equity Offering Sales Agreement]

Accepted as of the date hereof:

Jefferies LLC		Jefferies LLC

By:	/s/ Michael Magarro	By:	/s/ Michael Magarro
	Name: Michael Magarro		Name: Michael Magarro
	Title: Managing Director		Title: Managing Director

As Agent		As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

Robert W. Baird & Co. Incorporated		Robert W. Baird & Co. Incorporated

By:	/s/ Christopher Walter	By:	/s/ Christopher Walter
	Name: Christopher Walter		Name: Christopher Walter
	Title: Managing Director		Title: Managing Director

As Agent		As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

Regions Securities LLC		Regions Securities LLC

By:	/s/ Edward L. Armstrong	By:	/s/ Edward L. Armstrong
	Name: Edward L. Armstrong		Name: Edward L. Armstrong
	Title: Managing Director - ECM		Title: Managing Director - ECM

As Agent		As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Amendment No. 3 to Equity Offering Sales Agreement]

Barclays Capital Inc.		Barclays Bank PLC

By:	/s/ Warren Fixmer	By:	/s/ Warren Fixmer
	Name: Warren Fixmer		Name: Warren Fixmer
	Title: Managing Director		Title: Managing Director

As Agent		As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

Stifel, Nicolaus & Company, Incorporated		Stifel, Nicolaus & Company, Incorporated

By:	/s/ Chad M. Gorsuch	By:	/s/ Chad M. Gorsuch
	Name: Chad M. Gorsuch		Name: Chad M. Gorsuch
	Title: Managing Director		Title: Managing Director

As Agent		As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

TD Securities (USA) LLC		The Toronto-Dominion Bank

By:	/s/ Brad Limpert	By:	/s/ Vanessa Simonetti
	Name: Brad Limpert		Name: Vanessa Simonetti
	Title: Managing Director		Title: Managing Director

As Agent		As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Amendment No. 3 to Equity Offering Sales Agreement]